Exhibit 10.9

EXECUTION VERSION
SECOND AMENDMENT TO LOAN AGREEMENT

SECOND AMENDMENT (this “Amendment”), dated as of July 15, 2016 (the “Second Amendment Closing Date”), among PBF Rail Logistics Company LLC (“PBF Rail” or the “Borrower”), Crédit Agricole Corporate and Investment Bank (“CA-CIB”), in its capacity as Administrative Agent for the Lenders (in such capacity, and together with its successors and assigns, the “Administrative Agent”), Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent for the Protected Parties referred to therein (in such capacity and, together with its successors and assigns, the “Collateral Agent”), CA-CIB, as Lead Arranger (in such capacity, the “Lead Arranger”), DVB Bank SE, as Syndication Agent, ING Bank, a Branch of ING-DiBa AG, as Documentation Agent, and the Continuing Lenders (as defined below) executing this Amendment on the signature pages hereto to the Loan Agreement, dated as of March 26, 2014 (as heretofore amended, restated or otherwise modified from time to time, the “Loan Agreement”), between the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, Deutsche Bank Securities Inc., as Syndication Agent, DVB Bank SE, ING Bank NV and Siemens Financial Services, Inc., as Co-Documentation Agents.

WHEREAS, the parties hereto are party to the Loan Agreement;

WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, the parties hereto desire to amend the Loan Agreement in certain respects as set forth herein;

WHEREAS, certain Lenders party to the Loan Agreement immediately prior to the effectiveness of this Amendment executing a counterpart of this Amendment (a) do not desire to transfer its Loans as described below and (b) do desire to consent to the amendments set forth herein (each, a “Continuing Lender”);

WHEREAS, certain Lenders party to the Loan Agreement immediately prior to the effectiveness of this Amendment executing a counterpart of this Amendment (a) do not desire to consent to the amendments set forth herein and (b) wish to cease to be a party to the Loan Agreement as a “Lender” thereunder and will transfer all of its Loans to one or more Continuing Lenders on or prior to the Second Amendment Closing Date (each, a “Non-Continuing Lender”);

WHEREAS, pursuant to Section 10.03(a)(i) of the Loan Agreement, with the written consent of the Administrative Agent and all of the Continuing Lenders, the Borrower may extend the Termination Date of the Loan Agreement; and

WHEREAS, pursuant to Section 10.03 of the Loan Agreement, with the written consent of the Administrative Agent and the Required Lenders, the Borrower may, from time to time, waive certain other requirements and amend certain terms of the Loan Agreement;

NOW, THEREFORE, the parties hereto agree that the Loan Agreement shall be amended as set forth herein, and the parties hereto otherwise agree as follows:

Section 1. Definitions. Except as otherwise defined herein, terms defined in the Loan Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth below, but effective as of the Second Amendment Closing Date, each party to this Amendment, other than the Non-Continuing Lenders, by its signature hereto agrees that the Loan Agreement is hereby amended as follows:

2.01 General.

(a) References in the Loan Documents to “this Agreement” or the “Loan Agreement” or the like (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Loan Agreement as amended hereby.

(b) This Amendment shall constitute a “Loan Document”.

2.02 Amended and Restated Definitions. Section 1.01 of the Loan Agreement shall be amended by amending and restating the following definitions in their entirety to read as follows:

“Cash Collateral Top-Up Amount” means, on any Payment Date, an amount equal to the excess, if any, of the Required Amount for such Payment Date over the sum of the balance of the Cash Collateral Reserve Account on such Payment Date (determined after giving effect to any transfers to the Collection Account for such Payment Date) plus the Asset Disposition Reserve Amount.

“Facility Margin” means, with respect to a One Month LIBOR Interest Period, 215 basis points per annum and, with respect to a Corporate Base Rate Interest Period, 115 basis points per annum.

“Net Cash Proceeds” means with respect to any Asset Disposition (A) the gross amount of cash proceeds (including Casualty Proceeds and Condemnation Awards in the case of any Event of Loss or Condemnation) actually received by the Borrower in respect of such Asset Disposition (including any cash contributed by an Affiliate of the Borrower, in exchange for equity interests in the Borrower, any cash proceeds received as income or any other proceeds of any noncash proceeds of any Asset Disposition as and when received in cash), less (B) the sum of (x) the amount, if any, of all sales, use, transfer, value added, turnover and similar taxes payable by the Borrower or any Borrower Affiliate or withheld from the proceeds as a result of such Asset Disposition (other than income, franchise, doing business and similar taxes of the Borrower and any Borrower Affiliate), recordation taxes, charges and expenses, and fees, brokerage fees, commissions, costs and other expenses (including fees and expenses of counsel but excluding all such fees, brokerage fees, commissions, costs and other expenses payable to any Affiliates of the Borrower other than as reimbursement for such amounts incurred for the benefit of the Borrower and paid by such Affiliates to unrelated third parties on behalf of the Borrower) that are incurred in connection with such Asset Disposition and are payable by the Borrower or a Borrower Affiliate, but only to the extent not already deducted in arriving at the amount referred to above, plus (y) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any and all liabilities associated with such Asset Disposition.

“Termination Date” means the earlier of (i) October 31, 2017, (ii) the date on which all outstanding Credit Obligations of the Borrower have been repaid in full, and all Commitments have been terminated and (iii) the date that the balance of the Cash Collateral Reserve Account is less than $300,000.

2.03 New Definitions. Section 1.01 of the Loan Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“Asset Disposition Reserve Amount” means (i) prior to January 1, 2017, $0 and (ii) on or after January 1, 2017, (a) if each Subject Railcar shall not have been subject to an Asset Disposition prior to such date, $20,000,000 and (b) if each Subject Railcar shall have been subject to an Asset Disposition prior to such date, $0.

“Second Amendment Closing Date” means July 15, 2016.

“Second Amendment” means the Second Amendment to Loan Agreement, dated as of July 15, 2016, among the Borrower, the Continuing Lenders, the Non-Continuing Lenders, the Administrative Agent and the Collateral Agent.

“Subject Railcars” means the two hundred and forty-four (244) 25,498 gallon exterior coiled and insulated DOT 111A100W1 tank railcars marked and numbered as listed on Exhibit A to the Purchase and Sale Agreement, dated as of June 21, 2016, by and between PBF Rail Logistics Company LLC and Greenbrier Leasing Company LLC.

2.04 Other Amendments.

(a)The last sentence of Section 2.01 of the Loan Agreement shall be amended and restated in its entirety to read as follows:
“Each Lender’s Commitment shall expire upon the Second Amendment Closing Date and all Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Termination Date.”
(b)Section 6.12(c) of the Loan Agreement shall be amended by adding the following sentence immediately after the end of the first sentence of such subsection (c):
“If an Asset Disposition with respect to each of the Subject Railcars shall not have occurred prior to January 1, 2017, the Borrower shall, no later than January 2, 2017, either (1) deposit the Asset Disposition Reserve Amount into the Cash Collateral Reserve Account or (2) in lieu of such cash payment, provide a letter of credit in favor of the Lenders issued by an issuer rated A- (or the equivalent) or higher by each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.”
(c)The proviso in Section 7.12 of the Loan Agreement shall be amended and restated in its entirety to read as follows:
“provided that, in the case of both clause (a) and clause (b), so long as no Default under Section 8.01(a) or Event of Default shall have occurred and be continuing, the Borrower may terminate the TSA on or after October 31, 2017.”

2.05 Waiver. The Lenders hereby waive the requirements of the proviso set forth in Section 2.08 prohibiting the reduction in part of the Commitments to an amount less than $100,000,000.

Section 3. Outstanding Loans as of the Second Amendment Closing Date

3.01 Each Continuing Lender has made Loans to the Borrower pursuant to Section 2.01 of the Loan Agreement which, after giving effect to this Amendment and the transfer of each Non-Continuing Lender’s Loans to the applicable Continuing Lenders, as of the Second Amendment Closing Date, have a principal amount outstanding as set forth opposite such Continuing Lender’s name on Exhibit A hereto.

Section 4. Representations and Warranties.

4.01 The Borrower represents and warrants that the representations and warranties of the Borrower contained in Article V of the Loan Agreement (as amended hereby) and contained in each other Loan Document are true and correct on and as of the Second Amendment Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

Section 5. Conditions Precedent. As provided in Section 2 above, the amendments to the Loan Agreement contemplated hereby shall become effective as of the date hereof, upon the satisfaction of the following conditions precedent:

5.01 The Administrative Agent (or its counsel) shall have received the signature pages to this Amendment duly executed by each of the parties hereto.

5.02 The Administrative Agent shall have received: (i) a certificate as to the good standing of the Borrower from such Secretary of State, as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Second Amendment Closing Date and (A) certifying that the Organization Documents of the Borrower have not been amended since the Closing Date; (B) attaching and certifying a true and complete copy of resolutions duly adopted by the board of directors or other governing body of the Borrower authorizing the execution, delivery and performance of this Amendment and the Second TSA Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

5.03 The Administrative Agent shall have received the duly executed Second Amendment to Transportation Services Agreement (the “Second TSA Amendment”).

5.04 Each Non-Continuing Lender, if any, shall have transferred its Loans to one or more Continuing Lenders.

5.05 On the Second Amendment Closing Date, no Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

5.06 The Borrower shall have paid each Continuing Lender a fee in an amount equal to the product of 10 basis points and such Continuing Lender’s principal amount outstanding after giving effect to this Amendment.

For purposes of determining compliance with the conditions specified in this Section 5, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Amendment shall have received notice from such Lender prior to the Second Amendment Closing Date specifying its objection thereto. The Administrative Agent shall promptly notify the parties hereto of the occurrence of the Second Amendment Closing Date.

Section 6. Non-Continuing Lenders. Subject to payment of amounts due and owing to them in accordance herewith, effective as of the Second Amendment Closing Date, each Non-Continuing Lender shall cease to be, and shall cease to have any of the rights and obligations of, a “Lender” under the Loan Agreement (except for those provisions that provide for their survival, which provisions shall survive and remain in full force and effect for the benefit of the Non- Continuing Lenders) and the Commitments of each Non-Continuing Lender shall be terminated.

Section 7. Acknowledgement and Ratification. The Borrower hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the modifications effected pursuant to this Amendment. The Borrower hereby confirms that at all times Credit Obligations remain outstanding under the Loan Documents and each Loan Document, as amended hereby, to which it is a party or otherwise bound and all collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent provided in accordance with the Loan Documents, as amended hereby, the payment and performance of all Credit Obligations, and confirms its grants to the Collateral Agent of a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Credit Obligations. The Borrower hereby agrees and admits that as of the date hereof it has no defenses to or offsets against any of its obligations to the Administrative Agent or any Lender under the Loan Documents.

Section 8. Miscellaneous. Each Continuing Lender by its signature hereto instructs the Administrative Agent to execute this Amendment and each Non-Continuing Lender by its signature hereto instructs the Administrative Agent to execute this Amendment other than with respect to Section 2. Except as provided in this Amendment and in the Second TSA Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BORROWER

PBF RAIL LOGISTICS COMPANY LLC

By: /s/ John E. Luke
Name: John E. Luke
Title: Treasurer

ADMINISTRATIVE AGENT AND LEAD ARRANGER

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

By: /s/ Theodore M. Vandermel
Name: Theodore M. Vandermel
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK

By: /s/ Justine Ventrelli
Name: Justine Ventrelli
Title: Vice President

COLLATERAL AGENT

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By: /s/ Jackson Hui
Name: Jackson Hui
Title: Associate

By: /s/ Nigel W. Luke
Name: Nigel W. Luke
Title: Vice President

CONTINUING LENDERS

LENDER:    DVB BANK SE

By: /s/ Marin Metz
Name: Martin Metz
Title: MD

By: /s/ Gregory Cahuzac
Name: Gregory Cahuzac
Title: Assistant Vice President

CONTINUING LENDER

LENDER:    CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK

By: /s/ Thomas Jean
Name: Thomas Jean
Title: Director

LENDER:    CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK

By: /s/ Maria Rodriguez
Name: Maria Rodriguez
Title: Director

CONTINUING LENDER

LENDER:    KEYBANK NATIONAL ASSOCIATION

By: /s/ Richard S. Andersen
Name: Richard S. Andersen
Title: Designated Signer

CONTINUING LENDER

LENDER:    ING Bank, a branch of
ING-DiBa AG

By: /s/ Hugo Kanters
Name: Hugo Kanters
Title: Managing Director

By: /s/ Crina L. Nechifor
Name: Crina L. Nechifor
Title: Head Natural Resources and SMEF

CONTINUING LENDER

LENDER:    FIFTH THIRD BANK

By: /s/ Thomas Kleiderer
Name: Thomas Kleiderer
Title: Director

NON-CONTINUING LENDERS

LENDER:    Seimens Financial Services, Inc.

By: /s/ Dhairpasheel Borde
Name: Dhairpasheel Borde
Title: Vice President

By: /s/ Edward F. Kubilis
Name: Edward F. Kubilis
Title: Vice President

NON-CONTINUING LENDER

LENDER:    SANTANDER BANK, N.A.

By: /s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By: /s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

EXHIBIT A

SECOND AMENDMENT CLOSING DATE LOAN AMOUNTS

Lender	Second Amendment Closing Date Loans (Outstanding Amount)
Crédit Agricole Corporate and Investment Bank	$19,011,529.59
DVB Bank SE	$16,349,915.46
ING Bank, a Branch of ING-DiBa AG	$14,448,762.50
Key Equipment Finance	$3,802,305.92
Fifth Third Bank	$3,422,075.33
Total	$57,034,588.80